Exhibit 99.1

For Release
October 25, 2017
1:15 p.m. PDT

Contacts:
Ed Pierce
Chief Financial Officer
(818) 878-7900

On Assignment Reports Results for Third Quarter of 2017
Revenues were within our Estimates
Earnings & Adjusted EBITDA (a non-GAAP measure) Exceeded our Estimates

CALABASAS, Calif., October 25, 2017 -- On Assignment, Inc. (NYSE: ASGN), a leading global provider of diversified professional staffing solutions, today reported results for the quarter ended September 30, 2017.

Third Quarter Highlights

•	Revenues were $667.1 million, up 6.0 percent over the third quarter of 2016 (up 6.6 percent on a same "Billable Days" and "Constant Currency" basis).

•	Net income was $34.9 million ($0.66 per diluted share), up from $29.8 million ($0.55 per diluted share) in the third quarter of 2016.

•	Adjusted EBITDA (a non-GAAP measure) was $83.4 million (12.5 percent of revenues), up from $77.8 million (12.4 percent of revenues) in the third quarter of 2016.

•
Acquired StratAcuity Staffing Partners, Inc. ("StratAcuity"), a life sciences staffing firm for $25.9 million, and its operating results are included in the Apex Segment from the date of its acquisition (August 8, 2017). StratAcuity contributed approximately $3.0 million in revenues during the quarter.

•	Repurchased 999,618 shares for $47.9 million during the quarter, at an average per share price of $47.90.

•	Since our $150 million repurchase authorization began in June 2016, we have purchased approximately 2.4 million shares for $101.2 million, at an average per share price of $42.81.

•	Leverage ratio (a non-GAAP measure) was 2.08 to 1 at September 30, 2017, up from 2.04 to 1 at June 30, 2017. Subsequent to the end of the quarter, we paid down our debt by an additional $14.0 million.

•	Amended credit facility resulting in a 25 basis point reduction in the interest rate.

Commenting on the results, Peter Dameris, Chief Executive Officer of On Assignment, said "Our financial results reflect a marketplace that continues to embrace our delivery/development model and each of our divisions performed in line with our expectations for the quarter. The progress we made in the second quarter of 2017, in improving the overall financial performance of the Oxford Segment, continued into the third quarter."

Third Quarter 2017 Financial Results

Revenues for the quarter were $667.1 million, up 6.0 percent year-over-year (6.6 percent on a "Same Billable Days" and "Constant Currency" basis, non-GAAP measures). Revenues for the quarter were adversely affected by approximately $1.0 million from the hurricanes and related flooding in Texas and Florida and included $3.0 million from our StratAcuity acquisition. Our largest segment, Apex, accounted for 77.6 percent of total revenues and grew 9.3 percent year-over-year. Our Oxford Segment accounted for 22.4 percent of total revenues and was down 4.0 percent year-over-year.

Gross profit was $218.3 million, up $11.2 million or 5.4 percent year-over-year. Gross margin for the quarter was 32.7 percent, down from 32.9 percent in the third quarter of 2016. The compression in gross margin was primarily the result of a lower mix of permanent placement revenues (4.9 percent of revenues in the current quarter, down from 5.2 percent in the third quarter of 2016).

Selling, general and administrative (“SG&A”) expenses were $149.2 million (22.4 percent of revenues) and included $0.8 million SG&A expenses from StratAcuity, compared with $142.0 million (22.6 percent of revenues) in the third quarter of 2016. SG&A expenses for the quarter included acquisition, integration and strategic planning expenses of $1.5 million, compared with $0.7 million in the third quarter of 2016.

Amortization of intangible assets was $8.2 million, down from $9.7 million in the third quarter of 2016. The decrease was due to the accelerated amortization method for certain acquired intangibles, which have higher amortization rates at the beginning of their useful life. Amortization of StratAcuity intangible assets was $0.2 million.

Interest expense for the quarter was $7.1 million compared with $8.3 million in the third quarter of 2016. Interest expense for the quarter was comprised of (i) $5.4 million of interest on the credit facility, (ii) $0.9 million of amortization of deferred loan costs and (iii) $0.8 million of costs related to the two amendments to our credit facility during the quarter. These amendments resulted in a 25 basis point reduction in the interest rate of our credit facility. The decrease in interest expense reflected a lower debt balance and a lower interest rate as a result of the amendments to our credit facility.

The effective tax rate for the quarter was 35.1 percent, down from 37.8 percent in the second quarter of 2017. The sequential improvement primarily related to a change in our estimate for hiring-related tax credits. The provision for the quarter also benefited from $0.4 million in excess tax benefits related to stock-based compensation (prior to 2017, these benefits were accounted for as an adjustment to stockholders' equity).

Net income was $34.9 million ($0.66 per diluted share), up from $29.8 million ($0.55 per diluted share) in the third quarter of 2016. Adjusted EBITDA (a non-GAAP measure) was $83.4 million, or 12.5 percent of revenues, up from $77.8 million (12.4 percent of revenues) in the third quarter of 2016.

Cash flows from operating activities were $53.7 million and free cash flow (a non-GAAP measure) was $48.9 million. At September 30, 2017, our leverage ratio (a non-GAAP measure) was 2.08 to 1, up from 2.04 to 1 at June 30, 2017.

Financial Estimates for Q4 2017

On Assignment is providing financial estimates for the fourth quarter of 2017. These estimates do not include acquisition, integration or strategic planning expenses and assume no deterioration in the staffing markets that On Assignment serves. These estimates also assume no significant change in foreign exchange rates. Reconciliations of estimated net income to the estimated non-GAAP measures are presented herein.

•	Revenues of $658.0 million to $668.0 million

•	Gross margin of 32.5 percent to 32.7 percent

•	SG&A expense (excludes amortization of intangible assets) of $149.0 million to $150.5 million (includes $6.6 million in depreciation and $5.9 million in stock-based compensation expense)

•	Amortization of intangible assets of $8.4 million

•	Effective tax rate of 38.5 percent(1)

•	Net income of $30.9 million to $32.7 million

•	Earnings per diluted share of $0.59 to $0.62

•	Diluted shares outstanding of 52.5 million

•	Adjusted EBITDA (a non-GAAP measure) of $77.5 million to $80.5 million

•	Adjusted Net Income(2) (a non-GAAP measure) of $38.9 million to $40.6 million

•	Adjusted Net Income per diluted share(2) (a non-GAAP measure) of $0.74 to $0.77
_______________

(1)
Does not include excess tax benefits related to stock-based compensation. Effective January 1, 2017, these tax benefits (the tax effect of the difference between book and tax expense for stock-based compensation) are included in the determination of the provision for income taxes. Prior to the accounting rule change, these benefits were recorded as an adjustment to stockholders' equity.

(2)
Does not include the “Cash Tax Savings on Indefinite-lived Intangible Assets.” These savings total $6.7 million each quarter, or $0.13 per diluted share, and represent the economic value of the tax deduction that we receive from the amortization of goodwill and trademarks.

Our financial estimates above assume a $5.0 million revenue contribution from StratAcuity and were based on our estimate of “Billable Days,” which are Business Days (calendar days for the period less weekends and holidays) adjusted for other factors, such as the day of the week a holiday occurs, additional time taken off around holidays, year-end client furloughs and inclement weather. For the fourth quarter, we estimate billable days of 60.0, which is 0.2 fewer than the fourth quarter of 2016 and 2.6 fewer than the third quarter of 2017. Each "Billable Day" is approximately $11.0 million in revenues. On a same "Billable Days" basis, our implied year-over-year revenue growth rate for the fourth quarter ranges from 6.3 to 7.9 percent (5.5 to 7.1 percent excluding the contribution from StratAcuity) and our sequential growth rate ranges from 2.9 to 4.4 percent (2.6 to 4.1 percent excluding the contribution from StratAcuity).

Conference Call

On Assignment will hold a conference call today at 5:00 p.m. EDT to review its financial results for the third quarter. The dial-in number is 800-288-8975 (+1-612-332-0932 for callers outside the United States) and the conference ID number is 431498. Participants should dial in ten minutes before the call. The prepared remarks and supplemental materials for this call will be available via On Assignment's web site at www.onassignment.com. This call is being webcast by CCBN and can be accessed at www.onassignment.com. Individual investors can also listen at CCBN's site at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network.

A replay of the conference call will be available beginning Wednesday, October 25, 2017 at 7:00 p.m. EDT until midnight on Wednesday, November 8, 2017. The access number for the replay is 800-475-6701 (+1-320-365-3844 outside the United States) and the conference ID number is 431498.

About On Assignment

On Assignment, Inc. is a leading global provider of highly skilled, hard-to-find professionals in the growing technology, life sciences, and creative sectors, where quality people are the key to success. The Company goes beyond matching résumés with job descriptions to match people they know into positions they understand for temporary, contract-to-hire, and direct hire assignments. Clients recognize On Assignment for its quality candidates, quick response, and successful assignments. Professionals think of On Assignment as career-building partners with the depth and breadth of experience to help them reach their goals. The Company has a network of branch offices throughout the United States, Canada and Europe. To learn more, visit http://www.onassignment.com.

Reasons for Presentation of Non-GAAP Financial Measures

Statements in this release and the accompanying financial information include non-GAAP financial measures. Such information is provided as additional information, not as an alternative to our consolidated financial statements presented in accordance with accounting principles generally accepted in the United States ("GAAP"), and is intended to enhance an overall understanding of our current financial performance. These terms might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies. The financial statement tables that accompany this press release include a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. Below is a discussion of our non-GAAP financial measures.

EBITDA (earnings before interest, taxes, depreciation and amortization of intangible assets) and Adjusted EBITDA (EBITDA plus stock-based compensation expense and, as applicable, write-off of loan costs, acquisition, integration and strategic planning expenses, and impairment charges) are used to determine a portion of the compensation for some of our executives and employees. Stock-based compensation expense is added to arrive at Adjusted EBITDA because it is a non-cash expense. Write-off of loan costs, acquisition, integration and strategic planning expenses, and impairment charges are added, as applicable, to arrive at Adjusted EBITDA as they are not indicative of the performance of our core business on an ongoing basis.

Non-GAAP net income (net income, less income (loss) from discontinued operations, net of tax, plus, as applicable, refinancing costs, acquisition, integration and strategic planning expenses, accretion of fair value discount on contingent consideration, impairment charges, and the tax effect of these items) provides a method for assessing our operating results in a manner that is focused on the performance of our core business on an ongoing basis. Adjusted Net Income (Non-GAAP net income plus amortization of intangible assets, less income taxes on amortization for financial reporting purposes not deductible for income tax purposes) provides a method for assessing our operating results in a manner that is focused on the performance of our core business on an ongoing basis, adjusted for some of the cash flows associated with amortization of intangible assets to more fully present the performance of our acquisitions.

Constant currency information removes the effect of year-over-year changes in foreign currency exchange rates. Constant currency information is calculated using the foreign currency exchange rates from the same period in the prior year.

Billable Days are Business Days (calendar days for the period less weekends and holidays) adjusted for other factors, such as the day of the week a holiday occurs, additional time taken off around holidays, year-end client furloughs and inclement weather. In order to remove the fluctuations caused by comparable periods having different billable days, revenues on a Same Billable Days basis are calculated by taking the current period average revenue per billable day, multiplied by the number of billable days from the same period in the prior year.

The term Same Billable Days and Constant Currency basis means that the impact of year-over-year changes in foreign currency exchange rates has been removed from Same Billable Days basis calculation.

Free cash flow is defined as net cash provided by (used in) operating activities, less capital expenditures. Management believes this provides useful information to investors about the amount of cash generated by the business that can be used for strategic opportunities. Our leverage ratio provides information about our compliance with loan covenants and is calculated in accordance with our credit agreement, as filed with the Securities and Exchange Commission ("SEC"), by dividing our total indebtedness by trailing 12 months Adjusted EBITDA.

Reasons for Presentation of Operating Metrics

Operating metrics are intended to enhance the overall understanding of our business and our current financial performance. These operating metrics might not be calculated in the same manner as, and thus might not be comparable to, similarly titled metrics reported by other companies. The operating metrics presented on this release are calculated as follows: average number of staffing consultants are full time equivalent staffing consultant headcount in the quarter; average number of contract professionals and average number of customers are the number of contract professionals employed each week and the number of customers served each week, averaged for the quarter, respectively (average is weighted by total number of hours billed per week); top 10 customers as a percentage of revenue are the 10 largest clients defined by the revenue generated in the quarter, divided by total revenues in the quarter; gross profit per staffing consultant is gross profit for the quarter divided by the average number of staffing consultants; average bill rate is total assignment revenue client billings in the quarter divided by total hours billed in the quarter.

Safe Harbor

Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty. Forward-looking statements include statements regarding the Company's anticipated financial and operating performance.

All statements in this release, other than those setting forth strictly historical information, are forward-looking statements. Forward-looking statements are not guarantees of future performance, and actual results might differ materially. In particular, the Company makes no assurances that the estimates of revenues, gross margin, SG&A, amortization, effective tax rate, net income, diluted shares outstanding, Adjusted EBITDA, Adjusted Net Income and related per share amounts (as applicable) set forth above will be achieved. Factors that could cause or contribute to such differences include actual demand for our services, our ability to attract, train and retain qualified staffing consultants, our ability to remain competitive in obtaining and retaining clients, the availability of qualified contract professionals, management of our growth, continued performance and improvement of our enterprise-wide information systems, our ability to manage our litigation matters, the successful integration of our acquired subsidiaries, the successful implementation of our five-year strategic plan, and other risks detailed from time to time in our reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC on March 1, 2017 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017, as filed with the SEC on May 10, 2017 and August 7, 2017, respectively. We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2017	2016	2017	2017	2016

Revenues	$667,048	$629,401	$653,313	$1,946,889	$1,819,529
Costs of services	448,733	422,281	440,376	1,317,493	1,222,541
Gross profit	218,315	207,120	212,937	629,396	596,988
Selling, general and administrative expenses	149,197	141,968	145,177	440,446	423,199
Amortization of intangible assets	8,248	9,742	8,299	25,011	29,918
Operating income	60,870	55,410	59,461	163,939	143,871
Interest expense	(7,099)	(8,294)	(6,067)	(21,667)	(25,278)
Income before income taxes	53,771	47,116	53,394	142,272	118,593
Provision for income taxes	18,892	17,341	20,158	51,775	45,457
Income from continuing operations	34,879	29,775	33,236	90,497	73,136
Income (loss) from discontinued operations, net of tax	(23)	(7)	(139)	(153)	37
Net income	$34,856	$29,768	$33,097	$90,344	$73,173

Basic earnings per common share:
Income from continuing operations	$0.66	$0.56	$0.63	$1.72	$1.37
Income from discontinued operations	—	—	—	—	—
	$0.66	$0.56	$0.63	$1.72	$1.37

Diluted earnings per common share:
Income from continuing operations	$0.66	$0.55	$0.62	$1.70	$1.36
Income from discontinued operations	—	—	—	—	—
	$0.66	$0.55	$0.62	$1.70	$1.36

Number of shares and share equivalents used to calculate earnings per share:
Basic	52,500	53,275	52,823	52,660	53,281
Diluted	53,173	53,768	53,473	53,319	53,787

SEGMENT FINANCIAL INFORMATION (Unaudited)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
(Dollars in millions)

	Three Months Ended			Nine Months Ended
	2017	2016	Year-Over-Year Growth Rates	2017	2016	Year-Over-Year Growth Rates
Revenues by segment:
Apex:
Assignment	$506.4	$462.0	9.6%	$1,469.0	$1,325.5	10.8%
Permanent placement	11.1	11.6	(3.4)%	33.5	34.9	(4.1)%
	517.5	473.6	9.3%	1,502.5	1,360.4	10.4%
Oxford:
Assignment	128.0	134.4	(4.8)%	379.9	394.8	(3.8)%
Permanent placement	21.6	21.4	0.6%	64.5	64.3	0.3%
	149.6	155.8	(4.0)%	444.4	459.1	(3.2)%
Consolidated:
Assignment	634.4	596.4	6.4%	1,848.9	1,720.3	7.5%
Permanent placement	32.7	33.0	(0.8)%	98.0	99.2	(1.2)%
	$667.1	$629.4	6.0%	$1,946.9	$1,819.5	7.0%
Percentage of total revenues:
Apex	77.6%	75.2%		77.2%	74.8%
Oxford	22.4%	24.8%		22.8%	25.2%
	100.0%	100.0%		100.0%	100.0%

Assignment	95.1%	94.8%		95.0%	94.5%
Permanent placement	4.9%	5.2%		5.0%	5.5%
	100.0%	100.0%		100.0%	100.0%

Domestic	94.8%	95.3%		95.0%	95.2%
Foreign	5.2%	4.7%		5.0%	4.8%
	100.0%	100.0%		100.0%	100.0%
Gross profit:
Apex	$155.7	$143.7	8.4%	$445.9	$408.0	9.3%
Oxford	62.6	63.4	(1.4)%	183.5	189.0	(2.9)%
Consolidated	$218.3	$207.1	5.4%	$629.4	$597.0	5.4%
Gross margin:
Apex	30.1%	30.3%		29.7%	30.0%
Oxford	41.8%	40.7%		41.3%	41.2%
Consolidated	32.7%	32.9%		32.3%	32.8%

SELECTED CASH FLOW INFORMATION (Unaudited)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
(In thousands)

	Three Months Ended		Nine Months Ended
	2017	2016	2017	2016
Cash provided by operating activities(1)	$53,683	$42,783	$137,276	$142,907
Capital expenditures	(4,830)	(6,642)	(18,038)	(20,551)
Free cash flow (non-GAAP measure)	$48,853	$36,141	$119,238	$122,356

Cash used in investing activities(2)	$(29,599)	$(7,079)	$(42,955)	$(15,338)
Cash used in financing activities(1)	$(15,525)	$(53,737)	$(94,817)	$(134,683)

(1)
On January 1, 2017, we adopted Accounting Standards Update 2016-09 Compensation - Stock Compensation (Topic 718). Under this new guidance excess tax benefits and deficiencies are recognized as income tax benefit or expense in the consolidated statements of operations and comprehensive income, instead of paid in capital, on a prospective basis from the date of adoption. On the statement of cash flows, excess tax benefits and deficiencies are presented as cash flows from operating activities, instead of financing activities. For the statement of cash flows we elected to retrospectively adopt this new presentation and for the three and nine months ended September 30, 2016, cash flows from excess tax benefits of $0.1 million, and $2.6 million respectively were reclassified from financing activities to operating activities.

(2)
The three and nine months ended September 30, 2017, included cash used for the StratAcuity acquisition. The nine months ended September 30, 2016, included $6.0 million in cash provided by investing activities related to the release of cash held in escrow from the sale of the Physician Segment.

SELECTED CONSOLIDATED BALANCE SHEET DATA
AS OF SEPTEMBER 30, 2017 AND DECEMBER 31, 2016
(In thousands)

	2017	2016
	(Unaudited)
Cash and cash equivalents	$27,977	$27,044
Accounts receivable, net	432,718	386,858
Total current assets	485,754	437,524
Goodwill and intangible assets, net	1,254,916	1,251,243
Total assets	1,804,868	1,752,667
Total current liabilities	189,196	162,499
Working capital	296,558	275,025
Long-term debt	609,997	640,355
Other long-term liabilities	80,697	80,874
Stockholders’ equity	924,978	868,939

RECONCILIATION OF NET INCOME TO EBITDA (NON-GAAP MEASURE) AND
ADJUSTED EBITDA (NON-GAAP MEASURE) (Unaudited)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
(In thousands)

	Three Months Ended		Nine Months Ended
	2017	2016	2017	2016
Net income	$34,856	$29,768	$90,344	$73,173
(Income) loss from discontinued operations, net of tax	23	7	153	(37)
Interest expense	7,099	8,294	21,667	25,278
Provision for income taxes	18,892	17,341	51,775	45,457
Depreciation	6,403	5,598	18,482	16,253
Amortization of intangible assets	8,248	9,742	25,011	29,918
EBITDA (non-GAAP measure)	75,521	70,750	207,432	190,042
Stock-based compensation	6,382	6,345	17,943	19,803
Acquisition, integration and strategic planning expenses	1,480	670	3,115	4,463
Adjusted EBITDA (non-GAAP measure)	$83,383	$77,765	$228,490	$214,308

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME AND
ADJUSTED NET INCOME (NON-GAAP MEASURE) (Unaudited)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	2017	2016	2017	2016
Net income	$34,856	$29,768	$90,344	$73,173
(Income) loss from discontinued operations, net of tax	23	7	153	(37)
Refinancing costs(1)	804	889	2,728	889
Acquisition, integration and strategic planning expenses	1,480	670	3,115	4,463
Accretion of discount on contingent consideration	—	—	—	863
Tax effect on adjustments	(891)	(608)	(2,279)	(2,408)
Non-GAAP net income	36,272	30,726	94,061	76,943
Amortization of intangible assets	8,248	9,742	25,011	29,918
Income taxes on amortization for financial reporting purposes not deductible for income tax purposes	(405)	(439)	(1,217)	(1,587)
Adjusted Net Income (non-GAAP measure)(2)	$44,115	$40,029	$117,855	$105,274

Per diluted share:
Net income	$0.66	$0.55	$1.70	$1.36
Adjustments	0.17	0.19	0.51	0.60
Adjusted Net Income (non-GAAP measure)(2)	$0.83	$0.74	$2.21	$1.96

Weighted average common and common equivalent shares outstanding (diluted)	53,173	53,768	53,319	53,787

(1)
In February, August and September 2017, we amended our credit facility and incurred $3.3 million in fees, of which $2.7 million were included in interest expense and the remaining $0.6 million were capitalized and will be amortized over the term of the credit facility. In August 2016 we amended our credit facility and incurred $0.9 million in fees which are included in interest expense for the third quarter of 2016.

(2)
Does not include the “Cash Tax Savings on Indefinite-lived Intangible Assets.” These savings total $6.7 million per quarter (approximately $0.13 per diluted share) and represent the economic value of the tax deduction that we receive from the amortization of goodwill and trademarks.

OPERATING METRICS (Unaudited)

	Apex	Oxford	Consolidated

Average number of staffing consultants:
Q3 2017	1,567	925	2,492
Q2 2017	1,441	925	2,366
Q3 2016	1,402	1,001	2,403

Average number of customers:
Q3 2017	3,530	1,048	4,578
Q2 2017	3,502	1,063	4,565
Q3 2016	3,530	1,057	4,587

Average number of contract professionals(1):
Q3 2017	18,236	2,896	21,132
Q2 2017	17,525	2,818	20,343
Q3 2016	16,047	2,913	18,960

Top 10 customers as a percentage of revenues:
Q3 2017	26.7%	11.3%	20.9%
Q2 2017	26.9%	10.1%	21.1%
Q3 2016	25.3%	15.6%	19.2%

Average bill rate:
Q3 2017	$58.16	$100.78	$63.49
Q2 2017	$57.81	$100.14	$63.23
Q3 2016	$56.46	$101.60	$62.45

Gross profit per staffing consultant:
Q3 2017	$99,000	$68,000	$88,000
Q2 2017	$104,000	$68,000	$90,000
Q3 2016	$102,000	$63,000	$86,000

(1)	Average number of contract professionals placed on assignment each week that are considered our employees; this number does not include employees of our subcontractors.

FINANCIAL ESTIMATES FOR Q4 2017
RECONCILIATION OF ESTIMATED NET INCOME TO ESTIMATED NON-GAAP MEASURES
(In millions, except per share data)

	Low	High
Net income(1)(2)	$30.9	$32.7
Interest expense	6.3	6.3
Provision for income taxes(2)	19.4	20.6
Depreciation	6.6	6.6
Amortization of intangible assets	8.4	8.4
EBITDA (non-GAAP measure)	71.6	74.6
Stock-based compensation	5.9	5.9
Adjusted EBITDA (non-GAAP measure)	$77.5	$80.5

	Low	High
Net income(1)(2)	$30.9	$32.7
Amortization of intangible assets	8.4	8.4
Income taxes on amortization for financial reporting purposes not deductible for income tax purposes	(0.4)	(0.4)
Other	—	(0.1)
Adjusted Net Income (non-GAAP measure)(3)	$38.9	$40.6

Per diluted share:
Net income	$0.59	$0.62
Adjustments	0.15	0.15
Adjusted Net Income (non-GAAP measure)(3)	$0.74	$0.77

Weighted average common and common equivalent shares outstanding (diluted)	52.5	52.5

(1)	These estimates do not include acquisition, integration, or strategic planning expenses.

(2)	These estimates do not include excess tax benefits related to stock-based compensation.

(3)
Does not include the “Cash Tax Savings on Indefinite-lived Intangible Assets.” These savings total $6.7 million per quarter ($0.13 per diluted share) and represent the economic value of the tax deduction that we receive from the amortization of goodwill and trademarks.